UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2024

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 4, 2024, the Board of Directors (the “Board”) of Avantor, Inc. (the “Company”), upon the recommendation of its Nominating and Governance Committee, elected Dame Louise Makin DBE as a director with an initial term expiring on the date of the Company’s 2025 Annual Meeting of Stockholders. The appointment of Dame Louise as an independent director fills a vacant Board seat.
Dame Louise, age 63, currently serves as the non-executive chair of the board of directors of Halma plc, a FTSE 100 global group of life-saving technology companies. She served as the Chief Executive Officer of BTG plc from October 2004 to August 2019. During her engagement with BTG plc, Dame Louise led the transformation of BTG plc from a $150 million company through its $4.2 billion acquisition by Boston Scientific Corporation by successfully acquiring and integrating eight companies into BTG plc to create a leading interventional medicine business. From 2000 to 2004, Dame Louise served in several leadership positions at Baxter Healthcare, most recently as President, Biopharmaceuticals Europe of Baxter Healthcare, where she was responsible for overseeing sales in Europe, Africa, and the Middle East. In the past five years, she served as a non-executive director on the boards of each of Intertek Group plc, Theramex Group, Woodford Patient Capital Trust plc and Atotech Ltd. Dame Louise holds both a master’s degree in natural sciences and a Ph. D in material sciences from the University of Cambridge and earned an MBA from The Open University in Milton Keynes, England.
The Board has determined that Dame Louise meets all applicable requirements to serve on the Board, including without limitation, the applicable independence standards of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
There are no arrangements or understandings with any other persons pursuant to which Dame Louise was selected as a director of the Company and she does not have a direct or indirect material interest in any, or any currently proposed, transaction in which the Company was or is a participant that requires disclosure under Item 404(a) of Regulation S-K.
Dame Louise is eligible to receive the standard compensation applicable to all non-employee directors of the Company: (1) an annual cash retainer of $95,000 (prorated based on her service during the 2024 fiscal year), paid quarterly in arrears and (2) a grant of a number of restricted stock units with a grant date fair value equal to $210,000, divided by the closing price per share of the Company’s common stock on the date of her election (prorated based on her service during the 2024 fiscal year). The restricted stock units are scheduled to vest in full one year from the grant date, subject to her continued service as a director through that date. In addition, she will receive a $15,000 per annum stipend to cover the cost of U.S. income tax planning and returns preparation services.
Item 7.01.    Regulation FD Disclosure.
On November 6, 2024, the Company issued a press release announcing Dame Louise’s election to the Board. A copy of the press release is furnished herewith as Exhibit No. 99 to this Current Report on Form 8-K, and shall not be deemed filed for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99	Press Release, dated November 6, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: November 5, 2024	By:	/s/ Claudius Sokenu
		Name:	Claudius Sokenu
		Title:	Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary (Duly Authorized Officer)